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Exhibit 23


                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Associates First Capital Corporation on Form S-8 (File No. 333-) of our report dated January 20, 1998, on our audits of the consolidated financial statements of Associates First Capital Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Associates First Capital Corporation's 1997 Annual Report on Form 10-K.




                       /s/ Coopers & Lybrand L.L.P.
                           COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 31, 1998